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                                                                    EXHIBIT h(1)

                CO-ADMINISTRATION AGREEMENT TERMS AND CONDITIONS

                  This Agreement is made as of June 20, 1995 by and between Warburg, Pincus Trust (the "Trust"), a Massachusetts business trust, and PFPC Inc. ("PFPC"), a Delaware corporation, which is an indirect, wholly owned subsidiary of PNC Bank Corp.

                  The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust wishes to retain PFPC to provide certain administration and accounting services with respect to series of the Trust that may be offered from time to time (each a "Portfolio" and collectively the "Portfolios"), and PFPC wishes to furnish such services.

                  In consideration of the promises and mutual covenants herein contained, the parties agree as follows:

                  1.       Definitions.

                           (a) "Authorized Person. " The term "Authorized
Person" shall mean any officer of the Trust and any other person, who is duly authorized by the Trust's Governing Board, to give Oral and Written Instructions on behalf of the Trust. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix to each Services Attachment to this Agreement. If PFPC provides more than one service hereunder, the Trust's designation of Authorized Persons may vary by service.

                           (b) "CFTC." The term "CFTC" shall mean the
Commodities Futures Trading Commission.

                           (c) "Governing Board." The Term "Governing Board"
shall mean the Trust's Board of Directors if the Trust is a corporation or the Trust's Board of Trustees if the Trust is a trust, or, where duly authorized, a competent committee thereof.

                           (d) "Oral Instructions." The term "Oral Instructions"
shall mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

                           (e) "PNC." The term "PNC" shall mean PNC Bank or a
subsidiary or affiliate of PNC Bank.

                           (f) "SEC." The term "SEC" shall mean the Securities
and Exchange Commission.

                           (g) "Securities and Commodities Laws." The terms the
"1933 Act" shall mean the Securities Act of 1933, as amended, the "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, the "1940 Act" shall mean the Investment Company Act 1940, as amended, and the "CEA" shall mean the Commodities Exchange Act, as amended.

                           (h) "Services." The term "Services" shall mean the
service provided to the Trust by PFPC.

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                           (i) "Shares." The terms "Shares" shall mean the
shares of beneficial interest of any series or class of the Trust.

                           (j) "Property." The term "Property" shall mean:

                                (i)    any and all securities and other
                                       investment items which the Trust may from time to time deposit, or cause to be deposited, with PNC or which PNC may from time to time hold for the Trust;

                                (ii)   all income in respect of any of such
                                       securities or other investment items;

                                (iii) all proceeds of the sale of any of such securities or investment items; and

                                (iv) all proceeds of the sale of securities issued by the Trust, which are received by PNC from time t o time, from or on behalf of the Trust.

                           (k) "Written Instructions." The term "Written
Instructions" shall mean written instructions signed by one Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

                  2.       Appointment.

                  The Trust hereby appoints PFPC to provide administration and accounting services with respect to the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

                  3.       Delivery of Documents.

                  The Trust has provided or, where applicable, will provide PFPC with the following:

                           (a) certified or authenticated copies of the resolutions of the Trust's Governing Board, approving the appointment of PNC or its affiliates to provide services with respect to the Portfolios;

                           (b) a copy of the Trust's most recent effective registration statement with respect to the Portfolios;

                           (c) a copy of the Trust's advisory agreement or agreements with respect to the Portfolios;

                           (d) a copy of the Trust's distribution agreement or agreements with respect to the Portfolios;

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                           (e)  a copy of the Trust's administration or
                                co-administration agreement with respect to the Portfolios if PFPC is not providing the Trust with such services;

                           (f) copies of any shareholder servicing agreements made in respect of the Trust with respect to the Portfolios; and

                           (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

                  4. Compliance with Government Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Trust.

                  5.       Instructions.

                  Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions.

                  PFPC shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Trust's Governing Board or of the Trust's shareholders.

                  The Trust agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. The Trust further agrees that PFPC shall incur no liability to the Trust in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

                  6.       Right to Receive Advice.

                           (a) Advice of the Trust. If PFPC is in doubt as to
any action it should or should not take, PFPC may request directions or advice, including Oral or Written Instructions, from the Trust.

                           (b) Advice of Counsel. If PFPC shall be in doubt as
to any questions of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Trust, the Portfolios' adviser (the "Adviser") or PFPC, at the option of PFPC).

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                           (c) Conflicting Advice. In the event of a conflict
between directions, advice or Oral or Written Instructions PNC receives from the Trust, and the advice it receives from counsel, PFPC shall be entitled to rely upon and follow the advice of counsel.

                           (d) Protection of PFPC. PFPC shall be protected in
any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Trust or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral or Written Instructions.

                  Nothing in this paragraph shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

                  7.       Records.

                  The book and records pertaining to the Portfolios, which are in the possession of PFPC, shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust, or the Trust's Authorized Persons, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by PFPC to the Trust or to an Authorized Person of the Trust, at the Trust's expense.

                  PFPC shall keep the following records:

                           (a) all books and records with respect to the Portfolios' books of account;

                           (b)  records of the Portfolios' securities
                                transactions; and

                           (c) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act and as specifically set forth in Appendix A hereto.

                  8.       Confidentiality.

                  PPFC agrees to keep confidential all records of the Portfolios and information relative to the Portfolios and its shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Trust. The Trust agrees that such consent shall not be unreasonably withheld. The Trust further agrees that, should PFPC be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PFPC shall not be required to seek the Trust's consent prior to disclosing such information.

                  9.       Liaison with Accountants.

                  PFPC shall act as liaison with the Portfolios' independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related

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schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Trust from time to time.

                  10.      Disaster Recovery.

                  PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision of emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Portfolios, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

                  11.      Compensation.

                  As compensation for services rendered by PFPC during the term of this Agreement, the Portfolios will pay to PFPC a fee or fees as may be agreed to in writing by the Trust and PFPC.

                  12.      Indemnification.

                  The Portfolios agree to indemnify and hold harmless PFPC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PFPC takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral or Written Instructions. Neither PFPC, nor any of its nominees, shall be indemnified against any liability to the Portfolios or to its shareholders (or any expenses incident to such liability) arising out of PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

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                  13.      Responsibility of PFPC.

                  PFPC shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by PFPC, in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be responsible for its own negligent failure to perform its duties under this Agreement. Notwithstanding the foregoing, PFPC shall not be responsible for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and provided further that PFPC shall only be responsible for that portion of losses or damages suffered by the Portfolios that are attributable to the negligence of PFPC.

                  Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC, in connection with its duties under this Agreement, shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability to the Trust for any consequential, special or indirect losses or damages which the Trust may incur or suffer by or as a consequence of PFPC's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC.

                  14.      Description of Accounting Services.

                           (a) Services on a Continuing Basis. PFPC will perform
the following accounting functions if required:

                                (i) Journalize the Portfolios' investment, capital share and income and expense activities;

                                (ii) Verify investment buy/sell trade tickets when received from the Adviser and transmit trades to the Portfolios' custodian for proper settlement;

                                (iii)  Maintain individual ledgers for
                                       investment securities;

                                (iv)   Maintain historical tax lots for each
                                       security;

                                (v) Reconcile cash and investment balances of the Portfolios with the custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

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                                (vi)   Update the cash availability throughout
                                       the day as required by the Adviser;

                                (vii)  Post to and prepare the Portfolios'
                                       Statement of Assets and Liabilities and
                                       the Statement of Operations;

                                (viii) Calculate various contractual expenses (e
                                       g., advisory and custody fees);

                                (ix) Monitor the expense accruals and notify Portfolios' management of any proposed adjustments;

                                (x) Control all disbursements from the Trust and authorize such disbursements upon Written Instructions;

                                (xi)   Calculate capital gains and losses;

                                (xii)  Determine the Portfolios' net income;

                                (xiii) Obtain security market quotes from
                                       independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Porfolios' investments

                                (xiv)  Transmit or mail a copy of the daily
                                       portfolio valuation to the Adviser;

                                (xv)   Compute the net asset value of the
                                       Portfolios;

                                (xvi) As appropriate, compute the Portfolios' yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

                                (xvii) Prepare a monthly financial statement,
                                       which will include the following items:

                                       Schedule of Investments Statement of
                                       Assets and Liabilities Statement of
                                       Operations Statement of Changes in
                                       Net Assets Cash Statement Schedule
                                       of Capital Gains and Losses.

                  15.      Description of Administration Services.

                           (a) Services on a Continuing Basis.

                                (i)    Prepare quarterly broker security
                                       transactions summaries;

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                                (ii)   Prepare monthly security transaction
                                       listings;

                                (iii)  Prepare for execution and file the
                                       Trust's federal and state tax returns;

                                (iv)   Prepare and file the Portfolios'
                                       semiannual reports with the SEC on Form
                                       NSAR;

                                (v)    Prepare and file with the SEC the
                                       Portfolios' annual and semi-annual
                                       shareholder reports;

                                (vi)   Assist with the preparation of
                                       registration statements and other filings relating to the registration of Shares; and

                                (vii) Monitor the Trust's status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended.

                  16.      Duration and Termination.

                  This Agreement shall continue until terminated by the Trust or by PFPC on sixty (60) days' prior written notice to the other party.

                  17.      Notices.

                  All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed
(a) if to PFPC at PFPC's address, 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Trust, at the address of the Trust; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such notice or other communication.

                  18.      Amendments.

                  This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

                  19.      Delegation.

                  PFPC may assign its rights and delegate its duties hereunder to any wholly owned direct or indirect subsidiary of PNC Bank or PNC Bank Corp., provided that (i) PFPC gives the Trust thirty (30) days' prior written notice;
(ii) the delegate agrees with PFPC to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate promptly provide such information as the Trust may request, and respond to such questions as the Trust may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

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                  20.      Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  21.      Further Actions.

                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

                  22.      Limitation of Liability.

                  The Trust and PFPC agree that the obligations of the Trust and the Portfolios under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust or the Portfolios, individually, but are binding only upon the assets and property of the Portfolios, as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Trust as provided in the Declaration of Trust. No series of the Trust, including the Portfolios, will be liable for any claims against any other series.

                  23.      Miscellaneous.

                  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions.

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their officers designated below on the day and year first above written.

                               PFPC INC.

                                       By: /s/ Stephen M. Wynne
                                           --------------------
                                           Name : Stephen M. Wayne
                                           Title: Executive Vice President

                                       WARBUG, PINCUS TRUST

                                       By: /s/Eugene P. Grace
                                           ------------------
                                           Name: Eugene P. Grace
                                           Title: Vice President and Secretary

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                                   APPENDIX A

                                      None.